Exhibit 99.1

Sterling Reports First Quarter 2024 Results

Strong Revenue Results, including Organic Growth from New Business, Up/Cross-Sell, and Customer Attrition

OHIO, May 9, 2024 (GLOBENEWSWIRE) – Sterling Check Corp. (NASDAQ: STER) (“Sterling” or “the Company”) a leading global provider of technology-enabled background and identity verification services, today announced financial results for the first quarter ended March 31, 2024.
First Quarter 2024 Highlights
All results compared to prior-year period.
•Revenues increased 3.8% year-over-year to $186.0 million. Organic constant currency revenue decreased 4.9% and inorganic revenue growth was 8.7%. Organic revenue growth included growth of 11% year-over-year from the combination of new business, up/cross-sell, and customer attrition, offset by a 16% decline year-over-year in our base business.
•GAAP net (loss) income decreased year-over-year to a loss of $(8.0) million, or $(0.09) per diluted share, compared to GAAP net income of $0.6 million, or $0.01 per diluted share, for the prior year period.
•Adjusted EBITDA decreased 15.5% year-over-year to $38.5 million. Adjusted EBITDA Margin decreased 470 bps year-over-year to 20.7%. Margin contraction was driven by increased volume from M&A activity at lower margins and higher third-party vendor costs as a percentage of revenue, partially offset by lower costs driven by our cost optimization efforts. The increase in third party vendor costs was driven by the combination of organic revenue growth in certain lower-margin product categories and revenue declines within our higher-margin base business.
•Adjusted Net Income decreased 25.2% year-over-year to $17.4 million. Adjusted Earnings Per Share—diluted decreased 20.8% year-over-year to $0.19 per diluted share.
Organic constant currency revenue growth (decline), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share—diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures, as applicable.
Josh Peirez, Sterling CEO, said, “In the first quarter, Sterling started off the year with solid year-over-year revenue growth of approximately 4% including strong organic revenue trends within the revenue drivers in our control. We were particularly pleased to report year-over-year growth of 11% from the combination of new business, up/cross-sell, and customer attrition, well ahead of our 7-8% combined long-term target from those drivers. Our unrelenting focus on product innovation, customer service, and technology excellence continues to resonate with prospective and existing clients, and we remain in execution mode following our exciting February announcement of a combination with First Advantage. We were also proud of our inorganic revenue trends in the quarter, with both A-Check and Vault contributing at healthy levels to our top line growth as we march ahead with the synergistic deal integrations. At the same time, the hiring market backdrop remains challenging and drove year-over-year base business revenue declines, a dynamic we expect to moderate over the course of the year.
“These top line factors had a dampening effect on our profitability during the first quarter. Specifically, our margins were impacted year-over-year by lower-margin inorganic revenue growth, particularly the Vault deal. Margins were also affected by the mix of our organic revenue growth including base revenue declines within higher-margin verticals and up-sell activity in certain lower-margin product categories. We expect margins to improve over the course of the year as we anticipate realizing additional synergies from M&A and improvement in base business. We also remain focused on our cost optimization efforts and saw margin benefits this quarter from our continued efforts to build a more streamlined, efficient cost structure throughout Sterling that will result in improved operational flexibility, profitability, and cash generation.”

First Quarter 2024 Results

	Three Months Ended March 31,
(in thousands, except per share data and percentages)	2024	2023	Change
Revenues	$185,999	$179,274	3.8%
Net (loss) income	$(7,955)	$591	(1,446.0)%
Net (loss) income margin	(4.3)%	0.3%	(460) bps
Net (loss) income per share—diluted	$(0.09)	$0.01	(1,000.0)%
Adjusted EBITDA(1)	$38,510	$45,555	(15.5)%
Adjusted EBITDA Margin(1)	20.7%	25.4%	(470) bps
Adjusted Net Income(1)	$17,411	$23,286	(25.2)%
Adjusted Earnings Per Share—diluted(1)	$0.19	$0.24	(20.8)%
_________________________
(1)Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Net Income, and Adjusted Earnings Per Share—diluted are non-GAAP measures. Please see the schedules accompanying this earnings release for a reconciliation of these measures to their most directly comparable GAAP measures.
Revenue for the first quarter of 2024 was $186.0 million, an increase of $6.7 million, or 3.8%, compared to $179.3 million for the first quarter of 2023. The revenue increase for the first quarter of 2024 included a 4.9% organic constant currency revenue decline, offset by 8.7% inorganic revenue growth from the acquisitions of Socrates and A-Check.
Balance Sheet and Cash Flow
As of March 31, 2024, cash and cash equivalents were $67.0 million and total debt was $559.2 million, compared to cash and cash equivalents of $54.2 million and total debt of $498.0 million as of December 31, 2023, reflecting a revolving credit facility drawdown of $65.0 million for the acquisition of Vault Workforce Screening (“Vault”). Sterling ended the first quarter of 2024 with a net leverage ratio of 2.8x net debt to Adjusted EBITDA. As of March 31, 2024, available borrowings under Sterling’s revolving credit facility, net of letters of credit outstanding, were $128.8 million.
For the three months ended March 31, 2024, Sterling generated net cash provided by operations of $3.7 million, compared to $11.3 million for the prior year period. Capital expenditures for the three months ended March 31, 2024 totaled $5.6 million, compared to $4.3 million for the prior year period. For the three months ended March 31, 2024, Sterling had $(1.9) million of Free Cash Flow, compared to $7.0 million of Free Cash Flow for the prior year period. The decrease in Free Cash Flow compared to the prior year period was primarily driven by lower operating income and higher cash taxes paid.
In January 2024, Sterling acquired Vault for an aggregate purchase price of approximately $76.1 million.The purchase price was funded through a combination of revolving credit facility drawdown of $65.0 million and cash on hand, as well as an initial contingent consideration of $2.8 million recorded at fair value.
Free Cash Flow is a non-GAAP measure. Please see the schedule accompanying this earnings release for a reconciliation of Free Cash Flow to net cash provided by operations, its most directly comparable GAAP measure.
Conference Call
On February 28, 2024, the Company entered into a definitive agreement to combine with First Advantage Corporation, a Delaware corporation (“First Advantage”). In light of the pending merger with First Advantage, Sterling will not be hosting an earnings conference call to review its first quarter ended March 31, 2024.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and it is intended that all forward-looking statements that we make will be subject to the safe harbor protections created thereby. Forward-looking statements can be identified by forward-looking terminology such as “aim,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “will” or “would,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements that address market trends or projections about the future, and statements regarding Sterling’s expectations, beliefs, plans, strategies, objectives, prospects or assumptions, or statements regarding future events or performance, including those related to our pending merger with First Advantage, contained in this release are forward-looking statements. Sterling has based these forward-looking statements on current expectations, assumptions, estimates and projections. Such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond Sterling’s control. Important factors relating to the proposed merger with First Advantage could also cause actual future events to differ materially from the forward-looking statements in this release, including but not limited to: (i) the risk that the proposed merger may not be completed in a timely manner or at all, (ii) the failure to satisfy the conditions to the consummation of the proposed merger, including the receipt of certain governmental and regulatory approvals and clearances, (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement, (iv) the effect of the announcement or pendency of the proposed merger on Sterling’s business relationships, operating results, and business generally, (v) risks that the proposed merger disrupts current plans and operations of Sterling or First Advantage and creates potential difficulties in Sterling employee retention as a result of the proposed merger, (vi) risks related to diverting management’s attention from Sterling’s ongoing business operations, (vii) unexpected costs, charges or expenses resulting from the proposed merger, (viii) certain restrictions during the pendency of the proposed merger that may impact Sterling’s ability to pursue certain business opportunities or strategic transactions and (ix) the outcome of any legal proceedings that may be instituted against First Advantage or against Sterling related to the Merger Agreement or the proposed merger. These and other important factors, including those discussed more fully elsewhere in this release and in Sterling’s filings with the Securities and Exchange Commission, particularly Sterling’s most recently filed Annual Report on Form 10-K, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements, or could affect Sterling’s share price. The forward-looking statements contained in this release are not guarantees of future performance and actual results of operations, financial condition, and liquidity, and the development of the industry in which Sterling operates, may differ materially from the forward-looking statements contained in this release. Any forward-looking statement made in this release speaks only as of the date of such statement. Except as required by law, Sterling does not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release.
Non-GAAP Financial Information
This release contains “non-GAAP financial measures,” which are financial measures that are not calculated and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”).
Specifically, Sterling makes use of the non-GAAP financial measures “organic constant currency revenue growth (decline)”, “Adjusted EBITDA,” “Adjusted EBITDA Margin,” “Adjusted Net Income,” “Adjusted Earnings Per Share” and “Free Cash Flow” to assess the performance of its business.
Organic constant currency revenue growth (decline) is calculated by adjusting for inorganic revenue growth (decline), which is defined as the impact to revenue growth (decline) in the current period from merger and acquisition (“M&A”) activity that has occurred over the past twelve months, and converting the current period revenue at foreign currency exchange rates consistent with the prior period. For the three months ended March 31, 2024, we have provided the impact of revenue from the acquisitions of Vault (acquired during the first quarter of 2024) as well as A-Check Global (“A-Check”) (acquired during the first quarter of 2023), and for the three months ended March 31, 2023, we have provided the impact of revenue from the acquisition of Socrates Limited and its affiliates (“Socrates”) (acquired in January 2023) as well as A-Check. We present organic constant currency revenue growth (decline) because we believe it assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance; however, it has limitations as an analytical tool, and you should not consider such a measure either in isolation or as a substitute for analyzing our results as reported under GAAP. In particular, organic constant currency revenue growth (decline) does not reflect M&A activity or the impact of foreign currency exchange rate fluctuations.
Adjusted EBITDA is defined as net income (loss) adjusted for provision (benefit) for income taxes, interest expense, depreciation and amortization, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, foreign currency (gains) and losses and other costs affecting comparability. Adjusted EBITDA Margin is defined as Adjusted EBITDA divided by revenue for the applicable period. We present Adjusted EBITDA and Adjusted EBITDA Margin because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management and our board of directors use Adjusted EBITDA and Adjusted EBITDA Margin to evaluate the factors and trends affecting our business to assess our financial performance and in preparing and approving our annual budget and believe they are helpful in highlighting trends in our core operating performance. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA. Adjusted EBITDA and Adjusted EBITDA Margin have limitations as analytical tools and should not be considered in isolation or as substitutes for our results as reported under GAAP. Adjusted EBITDA excludes items that can have a significant effect on our profit or loss and should, therefore, be considered only in conjunction with net income (loss) for the period. Because not all companies use identical calculations, these measures may not be comparable to other similarly titled measures of other companies.
Adjusted Net Income is a non-GAAP profitability measure. Adjusted Net Income is defined as net income (loss) adjusted for amortization of acquired intangible assets, stock-based compensation, transaction expenses related to the IPO, one-time public company transition expenses and costs associated with financing transactions, M&A activity, optimization and restructuring, technology transformation costs, and certain other costs affecting comparability, adjusted for the applicable tax rate. Adjusted Earnings Per Share is defined as Adjusted Net Income divided by diluted weighted average shares for the applicable period. We present Adjusted Net Income and Adjusted Earnings Per Share because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding certain material non-cash items and unusual items that we do not expect to continue at the same level in the future. Our management believes that the inclusion of supplementary adjustments to net income (loss) applied in presenting Adjusted Net Income provide additional information to investors about certain material non-cash items and about items that we do not expect to continue at the same level in the future. Adjusted Net Income and Adjusted Earnings Per Share have limitations as analytical tools, and you should not consider such measures either in isolation or as substitutes for analyzing our results as reported under GAAP.
Free Cash Flow is defined as Net Cash provided by (used in) Operating Activities minus purchases of property and equipment and purchases of intangible assets and capitalized software. We present Free Cash Flow because we believe it provides cash available for strategic measures, after making necessary capital investments in property and equipment to support ongoing business operations, and provides investors with the same measures that management uses as the basis for making resource allocation decisions. Free Cash Flow has limitations as an analytical tool, and you should not consider such measure either in isolation or as a substitute for analyzing our results as reported under GAAP.
About Sterling
Sterling—a leading provider of background and identity services—offers background and identity verification to help over 50,000 clients create people-first cultures built on foundations of trust and safety. Sterling’s tech-enabled services help organizations across all industries establish great environments for their workers, partners, and customers. With operations around the world, Sterling conducted more than 103 million searches in the twelve months ended December 31, 2023.
Contacts
Investors
Judah Sokel
IR@sterlingcheck.com

Media
Angela Stelle
Angela.Stelle@sterlingcheck.com

CONSOLIDATED FINANCIAL STATEMENTS

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

	Three Months Ended March 31,
(in thousands, except share and per share data)	2024	2023
REVENUES	$185,999	$179,274
OPERATING EXPENSES:
Cost of revenues (exclusive of depreciation and amortization below)	104,041	94,754
Corporate technology and production systems	13,214	11,952
Selling, general and administrative	59,890	47,451
Depreciation and amortization	15,770	15,122
Impairments and disposals of long-lived assets	168	106
Total operating expenses	193,083	169,385
OPERATING (LOSS) INCOME	(7,084)	9,889
OTHER EXPENSE (INCOME):
Interest expense, net	10,312	8,608
Other income	(423)	(412)
Total other expense, net	9,889	8,196
(LOSS) INCOME BEFORE INCOME TAXES	(16,973)	1,693
Income tax (benefit) provision	(9,018)	1,102
NET (LOSS) INCOME	$(7,955)	$591
Unrealized gain (loss) on hedged transactions, net of tax expense (benefit) of $1,041, and $(1,815), respectively	3,020	(5,159)
Foreign currency translation adjustments, net of tax expense of $0, and $0, respectively	(2,251)	682
Total other comprehensive income (loss)	769	(4,477)
COMPREHENSIVE LOSS	$(7,186)	$(3,886)
Net (loss) income per share attributable to stockholders
Basic	$(0.09)	$0.01
Diluted	$(0.09)	$0.01
Weighted average number of shares outstanding
Basic	90,274,094	92,877,506
Diluted	90,274,094	95,350,342

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share and par value amounts)	March 31, 2024	December 31, 2023
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$66,979	$54,224
Accounts receivable (net of allowance for credit losses of $2,933 and $2,816 at March 31, 2024 and December 31, 2023, respectively)	157,392	142,179
Insurance receivable	2,895	2,937
Prepaid expenses	11,382	9,651
Other current assets	17,276	15,800
Total current assets	255,924	224,791
Property and equipment, net	7,329	7,695
Goodwill	902,862	879,408
Intangible assets, net	264,558	230,212
Deferred tax assets	4,748	4,818
Operating leases right-of-use asset	5,872	6,452
Other noncurrent assets, net	9,733	10,067
TOTAL ASSETS	$1,451,026	$1,363,443
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$47,486	$38,879
Litigation settlement obligation	5,224	5,279
Accrued expenses	73,605	63,987
Current portion of long-term debt	15,000	15,000
Operating leases liability, current portion	3,879	4,219
Income tax payable, current portion	3,523	8,933
Other current liabilities	17,832	11,839
Total current liabilities	166,549	148,136
Long-term debt, net	541,242	479,788
Deferred tax liabilities	900	14,239
Long-term operating leases liability, net of current portion	6,606	7,278
Other liabilities	7,717	12,058
Total liabilities	723,014	661,499
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock ($0.01 par value; 100,000,000 shares authorized; no shares issued or outstanding)	—	—
Common stock ($0.01 par value; 1,000,000,000 shares authorized; 105,320,343 shares issued and 97,811,676 shares outstanding at March 31, 2024; 99,966,158 shares issued and 93,194,403 shares outstanding at December 31, 2023)	156	98
Additional paid-in capital	1,027,214	983,283
Common stock held in treasury (7,508,667 and 6,771,755 shares at March 31, 2024 and December 31, 2023, respectively)	(99,653)	(88,918)
Accumulated deficit	(194,519)	(186,564)
Accumulated other comprehensive loss	(5,186)	(5,955)
Total stockholders’ equity	728,012	701,944
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,451,026	$1,363,443

STERLING CHECK CORP.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,
(in thousands)	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(7,955)	$591
Adjustments to reconcile net (loss) income to net cash provided by operations
Depreciation and amortization	15,770	15,122
Deferred income taxes	(14,306)	209
Stock-based compensation	9,342	8,043
Impairments and disposals of long-lived assets	168	106
Provision for bad debts	240	244
Amortization of financing fees	269	269
Amortization of debt discount	204	194
Deferred rent	(428)	39
Unrealized translation gain on investment in foreign subsidiaries	18	135
Change in fair value of contingent consideration, net	4,000	—
Interest rate swap settlements	—	23
Changes in operating assets and liabilities, net of acquisitions
Accounts receivable	(7,285)	(3,414)
Insurance receivable	41	—
Prepaid expenses	(1,276)	2,844
Other assets	(1,200)	(2,534)
Accounts payable	7,149	3,716
Litigation settlement obligation	(55)	315
Accrued expenses	6,723	(12,256)
Other liabilities	(7,745)	(2,364)
Net cash provided by operations	3,674	11,282
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of property and equipment	(673)	(140)
Purchases of intangible assets and capitalized software	(4,947)	(4,120)
Acquisitions, net of cash acquired	(70,479)	(48,802)
Proceeds from disposition of property and equipment	—	7
Net cash used in investing activities	(76,099)	(53,055)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of employee stock options	53,629	—
Cash paid for tax withholding on exercise of employee stock options	(19,172)	—
Proceeds from employee stock purchase plan	695	—
Repurchases of common stock	(6,832)	(7,711)
Cash paid for tax withholding on vesting of restricted shares	(3,903)	(487)
Payments of long-term debt	(3,750)	(1,875)
Borrowings on revolving credit facility	65,000	—
Payment of contingent consideration for acquisition	—	(305)
Net cash provided by (used in) financing activities	85,667	(10,378)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(487)	20
NET CHANGE IN CASH AND CASH EQUIVALENTS	12,755	(52,131)
CASH AND CASH EQUIVALENTS
Beginning of period	54,224	103,095
Cash and cash equivalents at end of period	$66,979	$50,964

RECONCILIATION OF CONSOLIDATED NON-GAAP FINANCIAL MEASURES
The following table reconciles revenue growth (decline), the most directly comparable GAAP measure, to organic constant currency revenue decline for the three months ended March 31, 2024 and 2023. For the three months ended March 31, 2024, we have provided the impact of revenue from the acquisitions of Vault and A-Check. For the three months ended March 31, 2023, we have provided the impact of revenue from the acquisitions of Socrates and A-Check.

	Three Months Ended March 31,
	2024	2023
Reported revenue growth (decline)	3.8%	(6.6)%
Inorganic revenue growth(1)	8.7%	1.5%
Impact from foreign currency exchange(2)	—%	(1.0)%
Organic constant currency revenue decline	(4.9)%	(7.1)%
_________________________
(1)Impact to revenue growth (decline) in the current period from M&A activity that has occurred over the past twelve months.
(2)Impact to revenue growth (decline) in the current period from fluctuations in foreign currency exchange rates.

The following table reconciles net (loss) income, the most directly comparable GAAP measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Net (loss) income	$(7,955)	$591
Income tax (benefit) provision	(9,018)	1,102
Interest expense, net	10,312	8,608
Depreciation and amortization	15,770	15,122
Stock-based compensation	9,342	8,043
Transaction expenses(1)	16,988	5,126
Restructuring(2)	3,201	3,273
Technology transformation(3)	375	3,233
Other(4)	(505)	457
Adjusted EBITDA	$38,510	$45,555
Adjusted EBITDA Margin	20.7%	25.4%
_______________________
(1)Consists of transaction expenses related to M&A, associated earn-outs, one-time public company transition expenses and ancillary non-recurring public company expenses and fees associated with financing transactions. For the three months ended March 31, 2024, costs consisted of $10.3 million of transaction costs and professional fees to support the merger with First Advantage, $4.0 million due to an out-of-period adjustment to the earn-out liability for the EBI acquisition, and the remaining $2.7 million related to M&A activity for the acquisitions of Vault, A-Check, and Socrates. For the three months ended March 31, 2023, costs consisted primarily of $2.7 million of M&A related costs for the acquisitions of Socrates and A-Check, $1.1 million of M&A costs for the EBI acquisition primarily due to the acceleration of contract costs related to completion of the EBI platform migration and $1.3 million of registration statement costs, one-time public company transition expenses and expenses related to executing our interest rate swap.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues. For the three months ended March 31, 2024, costs include $3.0 million of restructuring-related charges and $0.2 million of fixed asset disposals in connection with office closures. For the three months ended March 31, 2023, costs consisted of $2.9 million of restructuring-related charges and $0.3 million of real estate consolidation costs.
(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023. For the three months ended March 31, 2024, $0.4 million related to decommissioning of the redundant production and fulfillment systems of A-Check, the redundant fulfillment systems of Socrates, the redundant production systems of Vault and integrating the fulfillment systems of Vault with Sterling to enhance the delivery of drug and health services. For the three months ended March 31, 2023, investment related to Project Ignite was approximately $3.1 million. The remaining $0.1 million for the three months ended March 31, 2023 relates to costs for decommissioning of the on-premise production system and decommissioning of the redundant fulfillment system of EBI and migrating onto our platform.
(4)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
The following table presents the calculation of net (loss) income margin and Adjusted EBITDA Margin for the periods presented:

	Three Months Ended March 31,
(dollars in thousands)	2024	2023
Net (loss) income	$(7,955)	$591
Adjusted EBITDA	$38,510	$45,555
Revenues	$185,999	$179,274
Net (loss) income Margin	(4.3)%	0.3%
Adjusted EBITDA Margin	20.7%	25.4%
The following table reconciles net (loss) income, the most directly comparable GAAP measure, to Adjusted Net Income and Adjusted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
(in thousands, except per share amounts)	2024	2023
Net (loss) income	$(7,955)	$591
Income tax (benefit) provision	(9,018)	1,102
Income (Loss) before income taxes	(16,973)	1,693
Amortization of acquired intangible assets	10,631	10,061
Stock-based compensation	9,342	8,043
Transaction expenses(1)	16,988	5,126
Restructuring(2)	3,201	3,273
Technology transformation(3)	375	3,233
Other(4)	(505)	457
Adjusted Net Income before income tax effect	23,059	31,886
Income tax effect(5)	5,648	8,600
Adjusted Net Income	$17,411	$23,286
Net (loss) income per share—basic	$(0.09)	$0.01
Net (loss) income per share—diluted	$(0.09)	$0.01
Adjusted Earnings Per Share—basic	$0.19	$0.25
Adjusted Earnings Per Share—diluted	$0.19	$0.24
_________________________
(1)Consists of transaction expenses related to M&A, associated earn-outs, one-time public company transition expenses and ancillary non-recurring public company expenses and fees associated with financing transactions.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023.
(4)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(5)Normalized effective tax rates of 24.5% and 27.0% have been used to compute Adjusted Net Income for the three months ended March 31, 2024 and 2023, respectively. As of December 31, 2023, we had net operating loss carryforwards of approximately $15.7 million for federal income tax purposes and deferred tax assets of approximately $5.6 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.

The following table reconciles net (loss) income per share, the most directly comparable GAAP measure, to Adjusted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
(in thousands, except share and per share amounts)	2024	2023
Net (loss) income	$(7,955)	$591
Weighted average number of shares outstanding—basic	90,274,094	92,877,506
Weighted average number of shares outstanding—diluted	90,274,094	95,350,342
Net (loss) income per share—basic	$(0.09)	$0.01
Net (loss) income per share—diluted	$(0.09)	$0.01

Adjusted Net Income	$17,411	$23,286
Weighted average number of shares outstanding—basic	90,274,094	92,877,506
Weighted average number of shares outstanding—diluted	93,399,394	95,350,342
Adjusted Earnings Per Share—basic	$0.19	$0.25
Adjusted Earnings Per Share—diluted	$0.19	$0.24
The following table presents the calculation of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
	2024	2023
Net (loss) income per share—diluted	$(0.09)	$0.01
Adjusted Net Income adjustments per share
Income tax (benefit) provision	(0.10)	0.01
Amortization of acquired intangible assets	0.12	0.11
Stock-based compensation	0.10	0.08
Transaction expenses(1)	0.18	0.05
Restructuring(2)	0.04	0.03
Technology transformation(3)	0.00	0.03
Other(4)	0.00	0.00
Income tax effect(5)	(0.06)	(0.09)
Adjusted Earnings Per Share—diluted	$0.19	$0.24
Weighted average number of shares outstanding used in computation of Adjusted Diluted Earnings Per Share:
Weighted average number of shares outstanding—diluted (GAAP)	90,274,094	95,350,342
Options not included in weighted average number of shares outstanding—diluted (GAAP) (using treasury stock method)	3,125,300	—
Weighted average number of shares outstanding—diluted (non-GAAP) (using treasury stock method)	93,399,394	95,350,342
_________________________
(1)Consists of transaction expenses related to M&A, associated earn-outs, one-time public company transition expenses and ancillary non-recurring public company expenses and fees associated with financing transactions.
(2)Consists of restructuring-related costs, including executive recruiting and severance charges, and lease termination costs and disposal of fixed assets related to our real estate consolidation efforts. Beginning in 2020, we began executing a virtual-first strategy, closing offices and reducing office space globally. In 2022, we began executing on a restructuring program to realign senior leadership and functions with the goal of elevating our go-to-market strategy and accelerating our technology and product innovation. At the end of 2022, we also launched Project Nucleus which we expect to drive meaningful cost savings and efficiency gains in our cost of revenues.
(3)Includes costs related to technology modernization, as well as costs related to decommissioning of on-premise production systems and redundant fulfillment systems of acquired companies and the migration to our platform. We believe that these costs are discrete and non-recurring in nature, as they relate to a one-time restructuring and decommissioning of our on-premise production systems and corporate technological infrastructure and the move to a managed service provider, decommissioning redundant fulfillment systems and modernizing internal functional systems. As such, they are not normal, recurring operating expenses and are not reflective of ongoing trends in the cost of doing business. The significant majority of these are related to the last two phases of Project Ignite, a three-phase strategic investment initiative launched in 2019 to create an enterprise-class global platform, with the remainder related to an investment made to modernize internal functional systems in preparation for our public company infrastructure. Phase two of Project Ignite was completed in 2022 and phase three of Project Ignite was completed in the first quarter of 2023.
(4)Consists of gains or losses on foreign currency transactions and impairment of capitalized software.
(5)Normalized effective tax rates of 24.5% and 27.0% have been used to compute Adjusted Net Income for the three months ended March 31, 2024 and 2023, respectively. As of December 31, 2023, we had net operating loss carryforwards of approximately $15.7 million for federal income tax purposes and deferred tax assets of approximately $5.6 million related to state and foreign income tax loss carryforwards available to reduce future income subject to income taxes. The amount of actual cash taxes we pay for federal, state, and foreign income taxes differs significantly from the effective income tax rate computed in accordance with US GAAP, and from the normalized rate shown above.
For further detail, see the footnotes to Part I. Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2024.
The following table reconciles net cash flow provided by operations, the most directly comparable GAAP measure, to Free Cash Flow for the periods presented:

	Three Months Ended March 31, 2024
(in thousands)	2024	2023
Net cash provided by operations	$3,674	$11,282
Purchases of intangible assets and capitalized software	(4,947)	(4,120)
Purchases of property and equipment	(673)	(140)
Free Cash Flow	$(1,946)	$7,022